UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 23, 2009

FX Real Estate and Entertainment Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33902	36-4612924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, 15th Floor, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-796-8174

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

New Lock Up Agreement with First and Certain Second Lien Lenders

On December [23], 2009, FX Real Estate and Entertainment Inc.’s remaining Las Vegas subsidiary entered into a Lock Up and Plan Support Agreement (the "New Lock Up Agreement") with the first lien lenders (the "First Lien Lenders"), certain of the second lien lenders (the "Participating Second Lien Lenders") and the first and second lien agents under the Las Vegas subsidiary’s $475 million mortgage loans, and LIRA LLC (the "Equity Parent"), a corporate affiliate of Robert F.X. Sillerman, Paul C. Kanavos and Brett Torino, who are directors, executive officers and/or greater than 10% stockholders of the Company (the "Equity Sponsors").

The New Lock Up Agreement primarily differs from the Company’s remaining Las Vegas subsidiary’s (and its predecessor entities’) existing Lock Up and Plan Support Agreement (the "Existing Lock Up Agreement") with the First Lien Lenders and the Equity Parent and LIRA Property Owner, LLC , another corporate affiliate of the Equity Sponsors (collectively with the Equity Parent, the "New Entities") in that the First Lien Lenders and the Participating Second Lien Lenders are both parties to it and the Las Vegas subsidiary’s Las Vegas property will be sold in a prearranged sale (not conditioned upon an unsuccessful public auction) to an entity co-owned by the Equity Sponsors and the Participating Second Lien Lenders (and potentially other participating unsecured creditors) pursuant to a prepackaged chapter 11 bankruptcy case to be filed by the Company’s Las Vegas subsidiary.

The purpose of the New Lock Up Agreement, like the Existing Lock Up Agreement, is to pursue an orderly liquidation of the Company’s Las Vegas subsidiary for the benefit of its (and its predecessor entities’) creditors.

Under the prearranged sale pursuant to the prepackaged chapter 11 bankruptcy case, the entity co-owned by the Equity Sponsors and the Participating Second Lien Lenders (and potentially other participating unsecured creditors) (the "New Property Owner") will acquire the Las Vegas property for approximately $260 million (plus certain expenses, interest accruals and other items to the extent not paid during the prepackaged chapter 11 proceeding from the cash flows generated by the Las Vegas property’s real estate activities). Upon entry into the New Lock Up Agreement, the Equity Sponsors, as a group, and the Participating Second Lien Lenders, as a group, each deposited into escrow $6.5 million (consisting of cash and letters of credit) of a required $13 million purchase price deposit. Of the $6.5 million deposited by the Equity Sponsors, $2.85 million is forfeitable as liquidated damages to the First Lien Lenders in the event the New Lock Up Agreement is terminated because of a "debtor fault-based termination" (as defined in the New Lock Up Agreement).

The First Lien Lenders will finance the prearranged sale to the New Property Owner by entering into a new secured loan with it as the borrower under the following terms and conditions: (i) the loan will be for an initial term of 6 years, with three 1-year extensions; (ii) at closing, it will pay approximately $10 million in cash (from the $13.0 million deposit referred to in the preceding paragraph), and it will prefund a minimum of $3.0 million of reserves (from the deposit), (iii) it may have to fund or assume certain expenses, interest accruals and other items to the extent not paid from the cash flows generated by the Las Vegas property’s real estate activities, (iv) the Equity Sponsors will have to provide a joint and several "bad boy" guarantee in the same amount as under the Existing Lock Up Agreement in the event of a voluntary or collusive bankruptcy filing and/or misappropriation of funds and (v) the Participating Second Lien Lenders (including any other participating unsecured creditors) will have to provide a several (but not joint) "bad boy" guarantee in the same amount as the Equity Sponsors in the event of a voluntary or collusive bankruptcy filing and/or misappropriation of funds. Under the "bad boy" guarantees, the party responsible for the loss will be liable therefor.

The New Lock Up Agreement will automatically terminate and be of no further force and effect on January 22, 2010 (unless extended by agreement) if on or before such date the parties thereto have not agreed upon the definitive forms of the key transaction documents required by the New Lock Up Agreement to implement the prepackaged chapter 11 bankruptcy case’s plan of reorganization. The date on which the parties agree upon such key transaction documents is referred to herein as the "Document Finalization Date."

Upon the occurrence of the Document Finalization Date, the Las Vegas subsidiary (hereinafter referred to as the "Debtor") is required to use its commercially reasonable best efforts to take the following actions within the time periods specified below for the purpose of initiating the prepackaged chapter 11 bankruptcy case contemplated by the New Lock Up Agreement:

• Within four business days of the Document Finalization Date, commence the distribution of the bankruptcy disclosure statement and ballots to the First Lien Lenders and the Second Lien Lenders (i.e., the Participating Second Lien Lenders and the other second lien lenders as a class) for the purpose of soliciting their votes to approve or reject the prepackaged bankruptcy plan of reorganization (the "Solicitation");

• Conclude the Solicitation within twenty business days of commencing it (provided that each First Lien Lender and Participating Second Lien Lender has delivered a ballot in favor of the prepackaged plan of reorganization (the "Vote Condition")); and

• Assuming the Vote Condition has been satisfied, (w) file the chapter 11 bankruptcy petition with the United States Bankruptcy Court for the District of Nevada (the date of such filing being the "Petition Date") not later than four business days after the conclusion of the solicitation, (x) cause the interim cash collateral order for the prepackaged chapter 11 bankruptcy case to be entered within ten days of the Petition Date, (y) cause the final cash collateral order for the prepackaged chapter 11 bankruptcy case to be entered within twenty five days of the Petition Date and (z) cause the confirmation order for the prepackaged chapter 11 bankruptcy case to be entered within sixty days of the Petition Date (each of the foregoing dates in this and the preceding bullets is a "Threshold Date").

So long as the First Lien Lenders are not in breach of the New Lock Up Agreement, the New Lock Up Agreement will automatically terminate upon the occurrence of certain events, including, without limitation: (1) if any Threshold Date is not timely satisfied; or (2) upon the occurrence of a termination event in either the interim cash collateral order or in the final cash collateral order for the bankruptcy case; or (3) if the plan of reorganization’s effective date does not occur on or before to May 15, 2010; or (4) in case of either (i) a filing or commencement by any FX Entity (i.e., the Company, the Company’s subsidiary FX Luxury, LLC (hereinafter referred to as "FX LLC") or the Debtor) or Related Equity Sponsor (i.e., each Equity Sponsor or any entity that is controlled by an Equity Sponsor and that owns shares or interests in or controls any FX Entity) of (x) any motion, application, adversary proceeding or cause of action challenging the validity, enforceability, perfection or priority of or seeking avoidance of the liens securing the "first lien secured claims" (as defined in the New Lock Up Agreement) or (y) any other motion, application, adversary proceeding or cause of action against and/or with respect to the first lien secured claims that seeks to challenge the validity, enforceability, perfection or priority of or seeking avoidance of the first lien secured claims, or against and/or with respect to the first lien agent or any First Lien Lender (or if the Debtor supports any such motion, application or adversary proceeding commenced by any third party or consent to the standing of any such third party), or (ii) a filing or commencement by any Participating Second Lien Lender of (x) any motion, application, adversary proceeding or cause of action challenging the validity, enforceability, perfection or priority of or seeking avoidance of the liens securing the first lien secured claims or (y) any other motion, application, adversary proceeding or cause of action against and/or with respect to the first lien secured claims that seeks to challenge the validity, enforceability, perfection or priority of or seeking avoidance of the first lien secured claims, or against and/or with respect to the first lien agent or any First Lien Lender (or if the Debtor supports any such motion, application or adversary proceeding commenced by any third party or consent to the standing of any such third party), or (iii) the entry of an order of the bankruptcy court providing relief against the interests of any First Lien Lender with respect to any of the foregoing causes of action or proceeding; or (5) if (i) any FX Entity or any Related Equity Sponsor files any motion, application or adversary proceeding seeking to invalidate or disallow in any respect the claims in respect of the first lien loan (except in limited circumstances), the reasonableness of fees and expenses of the first lien agent and the First Lien Lenders or (ii) any Participating Second Lien Lender files any motion, application or adversary proceeding seeking to invalidate or disallow in any respect the claims in respect of the first lien loan (except in limited circumstances); or (6) if either the Debtor or any Participating Second Lien Lender, as the case may be, without the consent of the first lien agent, (i) withdraws from or takes any action materially inconsistent with the New Lock Up Agreement’s plan of reorganization or the related transactions (which withdrawal or action, if capable of being reversed, has not been reversed within fifteen (15) days of the giving of written notice by the first lien agent to the Debtor, Equity Parent, the second lien agent and the Participating Second Lien Lenders), (ii) without the consent of the first lien agent, supports any plan of reorganization or any plan of liquidation other than the New Lock Up Agreement’s plan of reorganization or supports any sale process with respect to the Las Vegas property, (iii) moves to dismiss the prepackaged chapter 11 case, (iv) moves for conversion of the prepackaged chapter 11 case to a case under chapter 7 of the Bankruptcy Code or (v) moves or otherwise seeks to reject or otherwise invalidate, in whole or in part, the New Lock Up Agreement or any related transaction document; or (7) if FX LLC or the Company or any Related Equity Sponsor (i) objects to, challenges or otherwise commences or supports any proceeding opposing the transactions or any transaction document required by the New Lock Up Agreement, or takes any other action that is inconsistent with, or that would delay or obstruct, the solicitation, confirmation or consummation of the transactions or any transaction document required by the New Lock Up Agreement, (ii) directly or indirectly seeks, solicits, supports, formulates, or prosecutes any plan, sale, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Debtor that could reasonably be expected to prevent, delay or impede the consummation of the transactions or any transaction document required by the New Lock Up Agreement or (iii) directs or supports in any way any person to take (or who may take) any action that is inconsistent with its obligations under the New Lock Up Agreement, or that could impede or delay the implementation or consummation of the transactions contemplated thereby.
The first lien agent, on behalf of the First Lien Lenders, may, in its sole and absolute discretion, waive (either conditionally or otherwise and without prejudice to the rights of the first lien agent to make any such waiver temporary or contingent) the automatic termination of the New Lock Up Agreement within three (3) business days of notice of the occurrence of any event described above, by delivery of notice of such waiver to each of the parties to the New Lock Up Agreement.
So long as the Participating Second Lien Lenders are not in breach of the New Lock Up Agreement, the New Lock Up Agreement will automatically terminate upon the occurrence of certain events, including, without limitation: (1) any of the events specified in clauses (1), (2), (3) and (7) of the above paragraph describing the First Lien Lenders’ termination rights; or (2) in case of either (i) a filing or commencement by any FX Entity or Related Equity Sponsor of (x) any motion, application, adversary proceeding or cause of action challenging the validity, enforceability, perfection or priority of or seeking avoidance of the liens securing the "second lien secured claims" (as defined in the New Lock Up Agreement) or (y) any other motion, application, adversary proceeding or cause of action against and/or with respect to the second lien secured claims that seeks to challenge the validity, enforceability, perfection or priority of or seeking avoidance of the second lien secured claims, or against and/or with respect to the second lien agent or any Second Lien Lender (or if the Debtor supports any such motion, application or adversary proceeding commenced by any third party or consent to the standing of any such third party), or (ii) a filing or commencement by any First Lien Lender of (x) any motion, application, adversary proceeding or cause of action challenging the validity, enforceability, perfection or priority of or seeking avoidance of the liens securing the second lien secured claims or (y) any other motion, application, adversary proceeding or cause of action against and/or with respect to the second lien secured claims that seeks to challenge the validity, enforceability, perfection or priority of or seeking avoidance of the second lien secured claims, or against and/or with respect to the second lien agent or any Second Lien Lender (or if any First Lien Lender and the first lien agent support any such motion, application or adversary proceeding commenced by any third party or consent to the standing of any such third party); or (3) if (i) any FX Entity or any Related Equity Sponsor files any motion, application or adversary proceeding seeking to invalidate or disallow in any respect the claims in respect of the second lien loan (except in limited circumstances) or (ii) any First Lien Lender files any motion, application or adversary proceeding seeking to invalidate or disallow in any respect the claims in respect of the second lien loan (except in limited circumstances); or (4) if either the Debtor or any First Lien Lender, as the case may be, without the consent of the second lien agent and the Participating Second Lien Lenders, (i) withdraws from or takes any action materially inconsistent with the New Lock Up Agreement’s plan of reorganization or the related transactions (which withdrawal or action, if capable of being reversed, has not been reversed within fifteen (15) days of the giving of written notice by the second lien agent and the Participating Second Lien Lenders to the Debtor, Equity Parent and the First Lien Agent), (ii) supports any plan of reorganization or any plan of liquidation other than the New Lock Up Agreement’s plan of reorganization or supports any sale process with respect to the Las Vegas property, (iii) moves to dismiss the prepackaged chapter 11 case, (iv) moves for conversion of the prepackaged chapter 11 case to a case under chapter 7 of the Bankruptcy Code or (v) moves or otherwise seeks to reject or otherwise invalidate, in whole or in part, the New Lock Up Agreement or any related transaction document.
The second lien agent and the Participating Second Lien Lenders may, in their sole and absolute discretion, waive (either conditionally or otherwise and without prejudice to the rights of the second lien agent or any of Participating Second Lien Lenders to make any such waiver temporary or contingent) the automatic termination of the New Lock Up Agreement within three (3) business days of notice of the occurrence of any event described above, by delivery of notice of such waiver to each of the parties to the New Lock Up Agreement.
So long as the Debtor and the Equity Parent are not in breach of the New Lock Up Agreement, the Debtor or Equity Parent may terminate the New Lock Up Agreement if any of the first lien agent or First Lien Lenders, the second lien agent, or any of the Participating Second Lien Lenders breaches any of its obligations under the New Lock Up Agreement, which breach (if capable of being cured) has not been cured within fifteen (15) days after the giving of written notice by the Debtor or the Equity Parent to the first lien agent and second lien agent and the Participating Second Lien Lenders of such breach.
Also, the Debtor or the Equity Parent may terminate the New Lock Up Agreement if the final order has not been entered confirming the plan of liquidation and allowing the effective date for the plan of liquidation to occur on or before May 15, 2010 upon giving notice to the first lien agent, the Debtor, the Equity Parent and the second lien agent and the Participating Second Lien Lenders.
Under the New Lock Up Agreement, the First Lien Lenders have agreed to adjourn the pending trustee’s sale of the Las Vegas property so long as the Lock Up Agreement is in full force and effect and irrevocably terminate such trustee’s sale upon confirmation of the bankruptcy case’s plan of liquidation. Upon commencing the prepackaged chapter 11 bankruptcy proceeding, the court-appointed receiver that has been overseeing the Las Vegas property since June 23, 2009, at the request of the First Lien Lenders, shall be discharged and the receivership of the Las Vegas property shall terminate. During the prepackaged chapter 11 bankruptcy proceeding, subject to the Bankruptcy Court entering the interim and final cash collateral orders contemplated by the New Lock Up Agreement, most of the Debtor’s expenses will be funded from cash flows generated by the Las Vegas property’s real estate activities.

Upon entry into the New Lock Up Agreement, the Participating Second Lien Lenders agreed to dismiss without prejudice their pending litigation against the First Lien Lenders, the Company, the Las Vegas subsidiary (and its predecessor entities) and others contesting the validity of the Existing Lock Up Agreement. The Participating Second Lien Lenders have agreed to grant the named parties to such pending litigation a release therefrom upon confirmation of the prepackaged chapter 11 bankruptcy case’s plan of liquidation.

If the Las Vegas property is sold under the New Lock Up Agreement pursuant to the prearranged sale to the New Property Owner, FX LLC will be released from its "bad boy" guarantees in favor of the First and Second Lien Lenders guaranteeing repayment of all obligations outstanding and owing under the $475 million mortgage loans. The Company may not otherwise receive any benefit from this prearranged sale.

Under the New Lock Up Agreement, the parties to the Existing Lock Up Agreement have agreed to terminate the Existing Lock Up Agreement after satisfaction of the Vote Condition. Prior to satisfaction of the Vote Condition, such parties have agreed to not pursue the transactions contemplated under the Existing Lock Up Agreement.

As described below under the "Standstill Agreement", the parties to the Existing Lock Up Agreement have entered into a standstill agreement whereby they have agreed to implement the Existing Lock Up Agreement and the transactions contemplated thereby in the event the New Lock Up Agreement is validly terminated.

Because the New Lock Up Agreement and the transactions contemplated thereby involve the Equity Sponsors, who are directors, executive officers and/or greater than 10% stockholders of the Company, a committee of the Company’s board of directors comprised solely of independent directors authorized the Debtor to enter into the New Lock Up Agreement and consummate the transactions contemplated thereby.

Standstill Agreement

On December [23], 2009, the parties to the Existing Lock Up Agreement entered into a standstill agreement (the "Standstill Agreement") for the purpose of deferring and staying activity required to be undertaken under the Existing Lock Up Agreement until such time as the New Lock Up Agreement is validly terminated. Under the Standstill Agreement, the first lien agent agreed to delay the pending trustee’s sale of the Las Vegas property to a date after February 1, 2010 that the first lien agent shall select in its sole and absolute discretion. If the New Lock Up Agreement is validly terminated and neither the Las Vegas subsidiary nor the Equity Parent is in default thereunder, the Standstill Agreement shall terminate and be of no further force and effect and the parties to the Existing Lock Agreement shall take such actions specified in the Standstill Agreement in order to proceed with implementation of the transactions contemplated by the Existing Lock Up Agreement. If either (a) the New Lock Up Agreement is terminated because of a "debtor fault-based termination" (as defined in the New Lock Agreement) or (b) any of the Las Vegas subsidiary, the Company, the Company’s subsidiary FX Luxury, LLC or the New Entities takes any action that is not in support of the prepackaged chapter 11 case and the other transactions contemplated by the Existing Lock Up Agreement (except as may be contemplated by, required pursuant to, or in furtherance of, the terms of the New Lock Up Agreement), the first lien agent may upon written notice to the parties named in foregoing clause (b) terminate the Standstill Agreement and the Existing Lock Up Agreement whereupon the Existing Lock Up Agreement shall be deemed to have been terminated by reason of a "fault-based termination" (as defined in the Existing Lock Up Agreement) and the first lien lenders and the first lien agent shall be entitled to all rights and remedies available under the Existing Lock Up Agreement as a result thereof. Notwithstanding the foregoing, the Standstill Agreement and the Existing Lock Up Agreement (including related existing agreements) shall terminate and be of no further force and effect should the First Lien Lenders and the Participating Second Lien Lenders deliver a sufficient number of votes to approve the prepackaged chapter 11 case contemplated by the New Lock Up Agreement.

The foregoing descriptions of the New Lock Up Agreement and the transactions contemplated thereby and the Standstill Agreement are not complete and are qualified in their entirety by reference to the full text of the New Lock Up Agreement and the Standstill Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX Real Estate and Entertainment Inc.

December 23, 2009	By:	Mitchell J. Nelson

Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Lock Up and Plan Support Agreement dated as of December 18, 2009 by and among Ladesbank Baden-Württemberg, Münchener Hypothekenbank EG, Deutsche Hypothekenbank (Actien-Gesellschaft), Great Lakes Reinsurance (UK) PLC, Five Mile Capital Pooling International LLC, Spectrum Investment Partners LP, Transamerica Life Insurance Company, NexBank, SSB, FX Luxury Las Vegas I, LLC and LIRA LLC.
10.2	Standstill Agreement dated as of December 18, 2009 by and among Ladesbank Baden-Württemberg, Münchener Hypothekenbank EG, Deutsche Hypothekenbank (Actien-Gesellschaft), Great Lakes Reinsurance (UK) PLC, FX Luxury Las Vegas I, LLC, LIRA Property Owner, LLC and LIRA LLC